Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-71911, 333-90811, 333-38844, 333-71116, 333-71176, 333-89066, 333-89626, 333-128156, 333-130639, 333-134380, 333-141447, 333-151076, 333-188407, 333-217422 and 333-242382) and in the related Prospectuses, as applicable, and in the Registration Statements on Form S-8 (Nos.333-05825, 333-55683, 333-40336, 333-59296, 333-91572, 333-106859, 333-116962, 333-125911, 333-133853, 333-142777, 333-151996, 333-160269, 333-168674, 333-176136, 333-184788, 333-190408, 333-207900, 333-219801, 333-233143, 333-242386, 333-251855, and 333-258503) of Ionis Pharmaceuticals, Inc. of our reports dated February 24, 2022, with respect to the consolidated financial statements of Ionis Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Ionis Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ ERNST & YOUNG LLP

San Diego, California
February 24, 2022